UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 1, 2010

Hooper Holmes, Inc.
(Exact name of registrant as specified in charter)

New York	1-9972	22-1659359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Mt. Airy Road, Basking Ridge, New Jersey 07920
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (908) 766-5000

Not Applicable
(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On December 1, 2010, Hooper Holmes, Inc. (the “Company”) entered into the First Amendment and Modification to Loan and Security Agreement (the “First Amendment”) with TD Bank, N.A. (“TD Bank”).
The First Amendment amends the terms and conditions of that certain Loan and Security Agreement, dated as of March 9, 2009, by and among the Company and TD Bank (as amended, restated, supplemented and otherwise modified from time to time, the “Loan and Security Agreement”).
Under the First Amendment, the Company will have the ability, on or prior to the second anniversary of the First Amendment, and subject to a determination by the Company's Board of Directors authorizing such a transaction, to repurchase up to $5 million of its capital stock out of Qualified Cash (as such term is defined in the First Amendment), provided no Default or Event of Default (as such terms are defined in the Loan and Security Agreement) shall have otherwise occurred. In addition, under the First Amendment, the maturity date of the Loan and Security Agreement has been extended by one year (to March 8, 2013 from March 8, 2012), and commencing March 8, 2012 and at all times thereafter the unused line fee (usage fee) under the Loan and Security Agreement has been reduced from one percent (1%) per annum to one-half of one percent (1/2%) per annum, in each case on the difference between $15 million and the sum of the average outstanding principal balance of cash advances under the revolving credit line and the average daily aggregate undrawn portion of all outstanding letters of credit for the preceding month.
The First Amendment adjusts the applicable interest rate provisions under the Loan and Security Agreement such that commencing March 8, 2012 and at all times thereafter the terms “LIBOR Market Index Rate” and “LIBOR Rate” shall each be defined without regard to a one percent (1%) per annum minimum.
The First Amendment also contains other customary representations, warranties, covenants and terms and conditions.
The foregoing description of the First Amendment is qualified in its entirety by reference to the full text of the First Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number    Exhibit Description

10.1     First Amendment and Modification to Loan and Security Agreement, dated December 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hooper Holmes, Inc.
Date:    December 3, 2010
By: /s/ Michael J. Shea
Michael J. Shea
Senior Vice President,
Chief Financial Officer and
Treasurer